CORPORATE IDENTITY WITH OFFICE

RENEWAL ADDENDUM

FLAMINGO EXECUTIVE SUITES LEASE

BETWEEN

FLAMINGO INVESTMENTS FAMILY LIMITED PARTNERSHIP, AS LESSOR

AND

XSINVENTORY and MICHAEL EVANGELISTA, INDIVIDUALLY

This addendum is executed concurrently with that certain Flamingo Executive Suites Lease (the "Lease") dated the 4TH day of MARCH, 2004 and is a new renewal lease for Corporate Identity with Office (SUITE E-6D) at Flamingo Executive Suites, 2950 E. Flamingo Road, Las Vegas, Nevada 89121. All terms, covenants and conditions of the original Lease agreement dated FEBRUARY 18, 2003 and subsequent amendments shall remain the same in full force and effect between: FLAMINGO INVESTMENTS FAMILY LIMITED PARTNERSHIP ("Lessor") and XSINVENTORY and MICHAEL EVANGELISTA, INDIVIDUALLY ("Lessee"). All terms used in this Addendum shall have the same meaning as set forth in the Lease.

1. TERMS:

1.1 TERM:

The term ("Term") of this Lease shall commence on MARCH 1, 2004 and shall continue until FEBRUARY 28, 2005

1.2 OPTION TO RENEW WITH 90 DAY NOTICE:

Not withstanding anything contained to the contrary, Lessee shall have the right to renew this Lease with a written 90-day notice for a period of one (1) year after the expiration of the term of this lease.

Notwithstanding anything contained in this section, the rental payable by the Lessee shall in no event be less than ONE THOUSAND EIGHT HUNDRED DOLLARS ($1,800.00) PAYABLE IN 2 PAYMENTS SEMI-ANNUALLY OF $900.00 EACH. First payment due MARCH 1, 2004 and the second payment due SEPTEMBER 1, 2004.

IN WITNESS WHEREOF, this Addendum has been executed as of an even date with the master lease.

Lessor:

Flamingo Investments Family Limited Partnership

BY: /s/

Lessee:

BY: /s/